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John Hancock Funds II
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JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805
August 3, 2012
Dear Shareholders:
          Enclosed is the Information Statement of John Hancock Funds II (“JHF II”) regarding a new subadvisory agreement with Invesco Advisers, Inc. (“Invesco”) for International Opportunities Fund (the “Fund”). Invesco succeeded Marsico Capital Management, LLC (“MCM”) as subadviser to the Fund, effective July 20, 2012. Under the new subadvisory agreement, Invesco provides, as MCM previously provided, asset management services to the Fund.
          The Board of Trustees of JHF II approved the new subadvisory agreement with Invesco. The new subadvisory agreement with Invesco is not expected to result in any reduction in the level or quality of subadvisory services provided to, and does not result in any increase in the advisory or subadvisory fee rates for, the Fund. In addition, the Board unanimously determined that the Fund’s continuation was not in the best interests of the Trust, the Fund, or the Fund’s shareholders as a result of certain factors, including anticipated redemption requests from shareholders holding substantially all of the Fund’s outstanding shares. As such, the Board approved a Plan of Liquidation and Termination (the “Plan”) pursuant to which the Fund is to be liquidated and terminated effective on or about November 2, 2012 or such other date as the officers of the Trust may determine. As such, Invesco will serve as subadviser to the Fund in anticipation of its liquidation and for purposes of managing the portfolio in connection with the Plan.
          Please note that JHF II is not required to obtain shareholder approval, and We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy, with respect to this subadviser change or the Plan. The enclosed Information Statement provides information about the new subadvisory agreement and Invesco.
          If you have any questions regarding the Information Statement, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.
Sincerely,
/s/ THOMAS M. KINZLER
Thomas M. Kinzler
Secretary
John Hancock Funds II

JOHN HANCOCK FUNDS II
601 Congress Street
Boston, Massachusetts 02210-2805

INFORMATION STATEMENT
NEW SUBADVISORY AGREEMENT
FOR INTERNATIONAL OPPORTUNITIES FUND

INTRODUCTION
          This Information Statement details a subadviser change relating to International Opportunities Fund (the “Fund”), a series of John Hancock Funds II (“JHF II” or the “Trust”) that occurred on July 20, 2012. At a meeting held on June 26-28, 2012, the Board of Trustees of the Trust (the “Board” or “Trustees”), including all the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Trust or John Hancock Investment Management Services, LLC (the “Independent Trustees”) approved a new subadvisory agreement appointing Invesco Advisers, Inc. (“Invesco”) to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of Marsico Capital Management, LLC (“MCM”) as subadviser to the Fund. These changes became effective on July 20, 2012. At the same meeting, the Board unanimously determined that the Fund’s continuation was not in the best interests of the Trust, the Fund, or the Fund’s shareholders as a result of certain factors, including anticipated redemption requests from shareholders holding substantially all of the Fund’s outstanding shares. As such, the Board approved a Plan of Liquidation and Termination (the “Plan”) pursuant to which the Fund is to be liquidated and terminated effective on or about November 2, 2012 or such other date as the officers of the Trust may determine. As such, Invesco will serve as subadviser to the Fund in anticipation of its liquidation and for purposes of managing the portfolio in connection with the Plan. A discussion of the Board’s determination to appoint Invesco as the Fund’s subadviser is provided in the “Board Consideration of New Subadvisory Agreement” section below.
          JHF II. The Trust is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the 1940 Act. The shares of JHF II are divided into separate series or funds, including the Fund.
          Investment Management. John Hancock Investment Management Services, LLC (the “Adviser”) serves as investment adviser to JHF II and the Fund. Pursuant to an investment advisory agreement with JHF II, the Adviser is responsible for, among other things, administering the business and affairs of JHF II and selecting, contracting with, compensating and monitoring the performance of the investment subadviser that manages the investment of the assets of the Fund or provides other subadvisory services pursuant to subadvisory agreements with the Adviser. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).
          The Distributor. John Hancock Funds, LLC (the “Distributor”) serves as JHF II’s distributor.
          The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, Massachusetts 02210. Their ultimate controlling parent entity is Manulife Financial Corporation (“MFC”), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as “Manulife Financial” in Canada and Asia and primarily as “John Hancock” in the United States.
          Pursuant to an exemptive order (the “Order”) received from the Securities and Exchange Commission (the “SEC”), the Adviser is permitted to appoint a new subadviser for a fund or change the terms of an existing subadvisory agreement (including subadvisory fees) solely with Board approval, subject to certain conditions, and without obtaining shareholder approval, provided that the subadviser is not an affiliate of the Adviser. Because the new subadvisory agreement described in this Information Statement will not involve a subadviser that is affiliated with the Adviser, pursuant to the Order, JHF II is not required to obtain shareholder approval. We Are Not Asking You for a Proxy and You are Requested Not to Send Us a Proxy, with respect to this subadviser change.
          Annual and Semi-Annual Reports. JHF II will furnish, without charge, a copy of its most recent annual report and semi-annual reports to any shareholder upon request. To obtain a report, please call JHF II at 1-800-225-5291.

NEW SUBADVISORY AGREEMENT
FOR INTERNATIONAL OPPORTUNITIES FUND
          As described in the introduction, at its in-person meeting held on June 26-28, 2012, the Board approved a new subadvisory agreement appointing Invesco as subadviser for the Fund, replacing the Fund’s prior subadviser, MCM.
          Under the new subadvisory agreement, as more fully described below, Invesco provides, as MCM previously provided, asset management services for the Fund. The new subadvisory agreement is not expected to result in any reduction in the level or quality of subadvisory services provided and will result in a decrease in the subadvisory fee rates paid by the Adviser for subadvisory services for the Fund. The Adviser has also agreed to a voluntary advisory fee waiver to decrease the advisory fee for the Fund by the corresponding amount as the subadvisory fee decrease. This advisory fee waiver may be terminated at any time by the Adviser. The new subadvisory agreement with Invesco is dated July 20, 2012. The prior subadvisory agreement with MCM, dated December 14, 2007, as amended, was most recently approved by the Board (including a majority of the Independent Trustees) at its in-person Board meeting on May 24-25, 2012 in connection with its annual review and continuance of such agreements.
          The expenses of the preparation and mailing of the notice regarding this Information Statement are being paid by the Fund.
Invesco
          Invesco is a Delaware corporation and an indirect wholly owned subsidiary of Invesco Ltd. Invesco, as successor in interest to multiple investment advisers, has acted as an investment adviser since 1976 and serves as the investment adviser for the Invesco Funds (formerly known as the AIM Family of Funds). The principal offices of Invesco are located at 1555 Peachtree Street, N.E., Atlanta, Georgia 30309. Invesco is registered as an investment adviser under the Advisers Act.
New Subadvisory Agreement
          The principal responsibilities of Invesco under the new subadvisory agreement, and of MCM under the prior subadvisory agreement, are substantially the same. The subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. Certain terms of the agreements, including certain differences, are described below under “Description of Prior and New Subadvisory Agreements.”
          As compensation for their services under the new and prior subadvisory agreements, Invesco is paid, and MCM was paid, a subadvisory fee with respect to the Fund. Under both agreements, the subadvisory fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund. This annual rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. “Aggregate Net Assets” include the net assets of the Fund and of International Opportunities Trust, a series of John Hancock Variable Insurance Trust (“JHVIT”). Subadvisory fees are paid by the Adviser, not by the Fund.
          The following table sets forth the annual percentage rates of the subadvisory fees for the Fund under the prior and new subadvisory agreements. As indicated, the rates are lower under the new subadvisory agreement.
Subadvisory Fees — International Opportunities Fund
(Rates Applied to Aggregate Net Assets) (1)

Subadvisory Fee Paid to MCM	Subadvisory Fee Paid to Invesco
0.45% first $750 million	0.40% first $250 million
0.40% Next $750 million	0.35% Next $500 million
0.35% Excess Over $1.5 billion	0.30% Excess over $750 million

(1)	Aggregate Net Assets under the new and prior subadvisory agreements include the net assets of the Fund managed and the net assets of JHVIT International Opportunities Trust. As of May 31, 2012, the Fund had net assets of approximately $219,674,380 and JHVIT International Opportunities Trust had net assets of approximately $376,463,407.

          For the fiscal year ended August 31, 2011, the Adviser paid MCM an aggregate amount of $3,221,624. If the new subadvisory agreement with Invesco had been in effect for that entire period, the Adviser would have paid Invesco $2,546,443, a decrease of $675,181 (21%).
Board Consideration of New Subadvisory Agreement
          At an in-person meeting held on on June 26-28, 2012, the Board, including all of the Independent Trustees, approved the subadvisory agreement appointing Invesco as the new subadviser to the Fund, replacing MCM, effective July 20, 2012.
          The Board, including the Independent Trustees, is responsible for approving the Adviser’s selection of fund subadvisers and approving the Fund’s subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates JHF II’s subadvisory arrangements, including consideration of the factors listed below. The Board also may consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for JHF II and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board with respect to the Fund are:
•	the nature, extent and quality of the services to be provided by the subadviser to the Fund;

•	the investment performance of the Fund and its subadviser;

•	the extent to which economies of scale would be realized as the Fund grows and whether fee levels reflect current economies of scale for the benefit of Fund shareholders;

•	the costs of the services to be provided and the profits to be realized by the subadviser from its relationship with JHF II; and

•	comparative services rendered and comparative subadvisory fee rates.
          With respect to its evaluation of subadvisory agreements with entities that are not affiliated with the Adviser, the Board believes that, in view of JHF II’s “manager-of-managers” advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with JHF II, generally, are not a material factor in the Board’s consideration of these subadvisory agreements because such fees are paid to subadvisers by the Adviser and not by the funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arm’s-length.
          In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of JHF II, offered by the Adviser and other affiliates of the Adviser (“Material Relationships”).
          In considering the new subadvisory agreement with Invesco, the Board received in advance of the meeting a variety of materials relating to the Fund and Invesco, including performance information for relevant benchmark indices and comparable funds, fee and expense information and other information provided by Invesco regarding the nature, extent and quality of services to be provided by Invesco under the new subadvisory agreement. The Board also took into account discussions with management and information provided to the Board in its meetings throughout the year with respect to the services provided by the prior sub-adviser to the Fund, as well as the services provided by Invesco with respect to other funds in the Trust and in JHVIT, including quarterly performance reports prepared by management containing reviews of investment results, and periodic presentations from the prior sub-adviser to the Fund.
          Throughout the process, the Trustees were afforded the opportunity to ask questions of and request additional information from management. The Independent Trustees also discussed the proposed approval of the new subadvisory agreement in private sessions with their independent legal counsel at which no representatives of management were present.
          In making its determination with respect to the new subadvisory agreement and with reference to the factors that it considers in considering approval of subadvisory agreements, the Board reviewed and considered:

•	information relating to Invesco’s business, including prior subadvisory services to JHF II (and other funds in the John Hancock family of funds);

•	the performance of the Fund and the performance of a similarly managed fund in the John Hancock family of funds that is managed by the subadviser through April 30, 2012;

•	the subadvisory fee for the Fund, including any breakpoints; and

•	information relating to the nature and scope of any Material Relationships and their significance to the Adviser and Invesco.
          With respect to the services to be provided by Invesco, the Board considered, among other information, Invesco’s current level of staffing and its overall resources. The Board took into account Invesco’s history and investment experience, as well as information regarding the qualifications, background and responsibilities of Invesco’s investment personnel who would provide services to the Fund. The Board also took into account its knowledge of Invesco’s management and the quality of the performance of its duties through Invesco’s provision of services to other funds in the Trust and JHVIT and information received during the past year, including among other things, Invesco’s compliance program and any disciplinary history. The Board noted Invesco’s regulatory history, including whether it was involved in any regulatory actions or investigations as well as material litigation, and any settlements and amerlioratory actions undertaken, as appropriate. The Board also considered Invesco’s risk assessment and monitoring process. The Board also noted that the Trust’s Chief Compliance Officer and his staff conduct regular, periodic compliance reviews with Invesco and present reports to the Independent Trustees regarding the same, which includes evaluating the regulatory compliance systems of Invesco and procedures reasonably designed by it to assure compliance with the federal securities laws. The Board also took into account Invesco’s financial condition.
          The Board considered Invesco’s investment process and philosophy. The Board took into account that Invesco’s responsibilities would include the development and maintenance of an investment program for the Fund that is consistent with the Fund’s investment objectives, the selection of investment securities and the placement of orders for the purchase and sale of such securities, as well as the implementation of compliance controls related to the performance of these services. The Board also took into account the subadvisory fees proposed to be paid to Invesco to fees charged by Invesco to manage other sub-advised funds. The Board’s decision to approve the new sub-advisory agreement with Invesco at the June 26-28, 2012 meeting was based on a number of considerations, including the following:
•	Invesco has demonstrated skills as a manager, is currently the subadviser to multiple funds of the Trust and JHVIT and the Board is generally satisfied with Invesco’s management of these funds, and may be expected to provide a high quality of investment management services and personnel to the Fund through the date of its liquidation.

•	International Growth Stock Trust, a JHVIT fund managed by Invesco with investment policies similar to those of the Fund, has outperformed the Fund, its benchmark index and peer group for the one- year period ended April 30, 2012 and from the inception of International Growth Stock Fund on September 16, 2010 to April 30, 2012.

•	The subadvisory fees for the Fund are: (i) within industry norms; (ii) lower than those under the prior subadvisory agreement with MCM; (iii) paid by the Adviser and not by the Fund and are the product of arm’s length negotiation between the Adviser and Invesco, and approval of the new subadvisory agreement with Invesco will result in a decrease in the advisory fees for the Fund; and (iv) reasonable.

•	While it is anticipated that the Fund will liquidate during the fourth quarter of 2012 due to shareholder redemptions, the appointment of Invesco as subadviser of the Fund will afford the Fund’s shareholders the potential opportunity for more consistent performance prior to the Fund’s termination.
          Based on their evaluation of all factors that they deemed to be material, including those factors described above, and assisted by the advice of independent counsel, the Board, including the Independent Trustees, concluded that approval of the new subadvisory agreement with Invesco would be in the best interest of the Fund and its shareholders. Accordingly, the Board, and the Independent Trustees voting separately, approved the new subadvisory agreement with Invesco.

Additional Information About Invesco
          Management of Invesco. The names and principal occupations of the principal executive officers and directors of Invesco are listed below. The business address of each such person is c/o Invesco Advisers, Inc., 1555 Peachtree Street, N.E., Atlanta, Georgia 30309.

Name	Principal Occupation
Martin L. Flanagan	Advisor

Gregory M. Armour	Board member, Co-President and Co-Chief Executive Officer

Philip Taylor	Director, Co-President and Co-Chief Executive Officer

Todd L. Spillane	Chief Compliance Officer and Senior Vice President

Kevin M. Carome	Director and Secretary

Loren M. Starr	Director

Roderick G. H. Ellis	Treasurer and Chief Accounting Officer

Yinka Akinsola	Anti-Money Laundering Compliance Officer

Annette Lege	Controller

Jeffrey H. Kupor	Senior Vice President

Michael K. Cronin	Senior Vice President

Kirk F. Holland	Senior Vice President

Karen D. Kelley	Senior Vice President

Leslie A. Schmidt	Senior Vice President

Andrew R. Schlossberg	Senior Vice President

Gary K. Wendler	Senior Vice President

John M. Zerr	Senior Vice President

David A. Ridley	Senior Vice President

David C. Warren	Senior Vice President

Wilber L. Ross	Senior Vice President

Eric P. Johnson	Senior Vice President

Gregory G. McGreevey	Senior Vice President
          Similar Investment Companies Advised by Invesco. Invesco currently acts as adviser or subadviser to the following registered investment companies or series thereof having investment objectives and policies similar to those of the Fund. The table below also states the approximate size of each such fund as of May 31, 2012 and the current advisory or subadvisory fee rates for each fund as a percentage of average daily net assets, (or as otherwise stated) and any applicable fee waiver or expense reimbursements.

	Net Assets as of	Advisory or Subadvisory Fee Rate	Fee Waiver or
Name of Fund	May 31, 2012	Payable to Invesco	Reduction
International Opportunities	$376,463,407	Subadvisory Fee Rate	Not applicable.
Trust, a series of JHVIT		0.40% of the first $250 million
		0.35% of the next $500 million
		0.30% of assets over $750 million (1)
International Growth Stock	$254,757,335	Subadvisory Fee Rate	Not applicable.
Trust, a series of JHVIT		0.40% of the first $250 million
		0.35% of the next $500 million
		0.30% of assets over $750 million (2)
International Growth Stock	$330,618,859	Subadvisory Fee Rate	Not applicable.
Fund, a series of JHFII		0.40% of the first $250 million
		0.35% of the next $500 million
		0.30% of assets over $750 million (2)
Invesco International	$4,789,057,051	Advisory Fee Rate	Not applicable.
Growth Fund		0.935% of the first $250 million
		0.91% of the next $250 million
		0.885% of the next $500 million
		0.86% of the next $1.5 billion
		0.835% of the next $2.5 billion
		0.81% of the next $2.5 billion
		0.785% of the next $2.5 billion
		0.76% of assets over $10 billion
Invesco V.I. International	$1,213,405,645	Advisory Fee Rate	Not applicable.
Growth Fund		0.75% of the first $250 million
		0.70% of assets over $250 million
AZL Invesco International	$464,480,601	Subadvisory Fee Rate	Not applicable.
Equity Fund		0.45% of the first $500 million
		0.40% of the next $500 million
		0.35% of assets over $1 billion
JNL/Invesco International	$678,439,498	Subadvisory Fee Rate	Not applicable.
Growth Fund		0.40% of the first $250 million
		0.35% of assets over $250 million
NVIT Multi-Manager	$600,072,347	Subadvisory Fee Rate	Not applicable.
International Growth Fund		0.45% of the first $250 million
		0.40% of the next $250 million
		0.375% of the next $500 million
		0.35% of assets over $1 billion
NVIT International Equity Fund	$91,301,063	Subadvisory Fee Rate	Not applicable.
		0.40% of the average daily net assets
VALIC Co I — International	$131,206,255	Subadvisory Fee Rate	Not applicable.
Growth I Fund		0.525% of the first $250 million
		0.50% of the next $250 million
		0.475% of assets over $500 million
Ameriprise Riversource	$1,757,391,903	Subadvisory Fee Rate	Not applicable.
International Growth Fund		0.35% of the first $250 million
		0.30% of the next $250 million
		0.25% of assets over $500 million

(1)	The subadvisory fee is determined on the basis of Aggregate Net Assets in the same manner as for the JHF II

International Opportunities Fund: the term Aggregate Net Assets includes the net assets of the fund and the JHVIT International Opportunities Trust.

(2)	The subadvisory fee is determined on the basis of Aggregate Net Assets in the same manner as for the JHF II International Opportunities Fund: the term Aggregate Net Assets includes the net assets of the JHF II International Growth Stock Fund and the JHVIT International Growth Stock Trust.
Description of Prior and New Subadvisory Agreements
          The terms of the prior and new subadvisory agreements are substantially similar (except as indicated) and are described generally below. For convenience, and except when noting differences between the agreements, the agreements are collectively referred to as the “subadvisory agreement” and Invesco and MCM generally are collectively referred to as the “subadviser.”
          Services Rendered by Invesco. Subject always to the direction and control of the Trustees of JHF II and the Adviser, Invesco will manage the investments and determine the composition of the assets of the Fund in accordance with the JHF II’s registration statement, as amended.
          In fulfilling its obligations to manage the investments and reinvestments of the assets of the Fund, Invesco will:
i.	formulate and implement a continuous investment program for the Fund consistent with the investment objectives and related investment policies of the Fund as described in JHF II’s registration statement;

ii.	take whatever steps are necessary to implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

iii.	regularly report to the Trustees of JHF II with respect to the implementation of these investment programs; and

iv.	provide assistance to the JHF II’s custodian, upon request, to enable the custodian to discharge its responsibilities regarding the fair value of securities held by the Fund for which market quotations are not readily available.

v.	Unless the Adviser gives Invesco written instruction to the contrary, use its good faith judgment in a manner which it reasonably believes best serves the interests of the Fund’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested.
          Invesco has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the Investment Company Act, which it will provide to JHF II. Invesco has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by Invesco and it employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.
          Trading and Brokerage. Under the subadvisory agreement, Invesco will select brokers and dealers to effect all transactions subject to the following conditions: Invesco will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. Invesco is directed at all times to seek to execute brokerage transactions for the Fund in accordance with such policies or practices as may be established by the Trustees and described in JHF II’s registration statement. Invesco’s primary consideration in effecting a security transaction will be execution at the most favorable price.
          In selecting a broker-dealer to execute each particular transaction, Invesco will take the following into consideration: the best net price available; the reliability, integrity and financial condition of the broker-dealer, the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the investment performance of the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Trustees may from time to time determine, Invesco will not be deemed to have acted unlawfully or to have breached any duty created by the subadvisory agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer that provides brokerage and research services to Invesco a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if Invesco determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or Invesco’s overall responsibilities with respect to accounts managed by Invesco. Invesco is further authorized to allocate the orders placed by it on behalf of the Fund to such brokers and dealers who also provide research or statistical material, or other services to the Fund or to Invesco. Such allocation will be in such amount and proportions as Invesco shall determine and Invesco will report on said allocations regularly to the Trustees indicating the brokers to whom such allocations have been made and the basis therefor. Invesco may use for the benefit of Invesco’s other clients, or make available to companies affiliated with Invesco or to its directors for the benefit of its clients, any such brokerage and research services that Invesco obtains from brokers or dealers.
          On occasions when Invesco deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of Invesco, Invesco to the extent permitted by applicable laws and regulations, may, but is under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by Invesco in the manner Invesco considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.
          Expenses. Invesco at its expense, will furnish (i) all necessary investment and management facilities, including salaries of personnel required for it to execute its duties faithfully, and (ii) sufficient administrative facilities to perform its obligations under the subadvisory agreement.
The subadvisory agreement provides that the Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, subadvisory fees (other than subadvisory fees paid pursuant to the subadvisory agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the JHF II’s legal existence and shareholder relations. All other expenses not specifically assumed by Invesco in the subadvisory agreement are borne by the Adviser or JHF II. Although there was a similar division of expenses under the prior subadvisory agreement, the new subadvisory agreement more explicitly states how expenses are allocated.
          Compensation of Invesco. The Adviser will pay Invesco with respect to the Fund the compensation specified above.
          Liability of Invesco. Neither Invesco nor any of its directors, officers or employees will be liable to the Adviser or JHF II for any error of judgment or mistake of law or for any loss suffered by the Adviser, JHF II or any shareholders of JHF II in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Invesco.
          Services to Other Clients. The subadvisory agreement states that JHF II and the Adviser understand that Invesco now acts, will continue to act and may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies, including any offshore entities, or accounts, and JHF II has no objection to Invesco’s so acting, provided that whenever the Fund and one or more other investment companies or accounts managed or advised by Invesco have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Trust recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, JHF II acknowledges that the persons employed by Invesco to assist in the performance of Invesco’s duties under the Agreement will not devote their full time to such service and nothing contained in the Agreement will be deemed to limit or restrict the right of Invesco or any affiliate of Invesco to engage in and devote time and attention to other businesses or to render services of whatever kind or nature. Further, JHF II and the Adviser acknowledges that Invesco and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Fund. Invesco is not obligated to initiate transactions for the Fund in any security which Invesco, its affiliates or employees may purchase or sell for their own accounts or other clients. Although the prior subadvisory agreement permitted MCM to provide services to other clients, the current subadvisory agreement contains a more extensive description of the scope of permissible arrangements Invesco may enter into with other clients.

          Duration and Termination of Agreement. The subadvisory agreement will become effective with respect to the Fund on the later of (i) its execution, (ii) the date of the meeting of the Board of Trustees of JHF II, at which meeting this Agreement is approved and (iii) disclosure of the terms of this Agreement with respect to a Fund in the JHF II prospectus. The Agreement will continue in effect for an initial term of two years and will continue in effect thereafter only if approved as required by the Investment Company Act. Any required shareholder approval of the Agreement or of any continuance of the Agreement will be effective with respect to the Fund if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the 1940 Act) of shares of the Fund votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other JHF II fund affected by the Agreement or (b) all the funds of JHF II.
          The subadvisory agreement may be terminated at any time, without the payment of any penalty, by the Trustees of JHF II, by the vote of a majority of the outstanding voting securities of JHF II, or with respect to the Fund by the vote of a majority of the outstanding voting securities of the Fund, on sixty days’ written notice to the Adviser and Invesco, or by the Adviser or Invesco on sixty days’ written notice to the JHF II and the other party. The Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the 1940 Act) or in the event the Advisory Agreement between the Adviser and JHF II terminates for any reason.
          Amendment. The subadvisory agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of JHF II and by the vote of a majority of the Trustees of JHF II who are not interested persons of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval will be effective with respect to the Fund if a majority of the outstanding voting securities of the Fund vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other JHF II fund affected by the amendment; or (b) all the funds of the JHF II.
          Limitation of Personal Liability of JHF II. The subadvisory agreement states that the Agreement and Declaration of Trust, a copy of which, together with all amendments thereto (the “Declaration”), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name “ John Hancock Funds II” refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of JHF II will be held to any personal liability, nor will resort be held to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of JHF II or the funds thereof, but only the assets belonging to JHF II, or to such funds with respect to which such obligation or claim arose, will be liable.
          Conflicts of Interest. The subadvisory agreement provides that it is understood that trustees, officers, agents and shareholders of JHF II are or may be interested in Invesco as trustees, officers, shareholders or otherwise; that employees, agents and partners of Invesco are or may be interested in JHF II as trustees, officers, shareholders or otherwise; that Invesco may be interested in JHF II; and that the existence of any such dual interest will not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the certificate of incorporation of Invesco, respectively, or by specific provision of applicable law.
          Consultation with Subadvisers to Other JHF II Funds. As required by Rule 17a-10 under the 1940 Act, the subadvisory agreement states that Invesco is prohibited from consulting with the entities listed below concerning transactions for the Fund in securities or other assets: (1) other subadvisers to the Fund; (2) other subadvisers to a JHF II fund; and (3) other subadvisers to other JHF II funds under common control with the Fund.
          Confidentiality of JHF II Portfolio Holdings. In the subadvisory agreement, Invesco agrees to treat JHF II portfolio holdings as confidential information in accordance with the Trust’s “Policy Regarding Disclosure of Portfolio Holdings,” as such policy may be amended from time to time, and to prohibit its employees from trading on any such confidential information; provided, however, that JHF II and the Adviser each understand, acknowledge and agree that the Fund is managed by Invesco using investment models that are used by Invesco and its affiliates to manage other accounts (specifically including, but not limited to, other registered mutual funds), that such other accounts may have portfolio holdings that are substantially similar or identical to those of the Fund, and that the use of such other portfolio holdings information is not subject to the restrictions of this Agreement of the

Trust’s “Policy Regarding Disclosure of Portfolio Holdings.” There was no similar provision under the prior subadvisory agreement.
          Use of Name. The subadvisory agreement provides that the Adviser and its affiliates may use the name “Invesco Advisers, Inc.” “Invesco Advisers” or “Invesco” (collectively, the “Invesco Names”) only for so long as the current subadvisory agreement or any extension, renewal, or amendment hereof remains in effect. At such times as the current subadvisory agreement is no longer be in effect, the Adviser and its affiliates must cease to use such names or any other name indicating that it is advised by or otherwise connected with Invesco and will promptly change it name accordingly. The Adviser acknowledges that it has authority to use the Invesco Names through permission of Invesco, and agrees that Invesco reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including, but not limited to, any investment company of which Invesco or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser. The prior subadvisory agreement did not contain a parallel provision.